UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2016

UBI Blockchain Internet, LTD.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-54236

Delaware	27-3349143
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

8250 W. Charleston Blvd. Suite 110, Las Vegas, NV	89117
(Address of principal executive offices)	(Zip Code)

702-544-0195

(Registrant’s telephone number, including area code)

JA Energy

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

UBI Blockchain Internet, LTD, formerly known as JA Energy ("the Company" or "the Registrant") pursuant to the Definitive Information Statement on Schedule 14c, which was sent to the shareholders of the Registrant on November 2, 2016, the Registrant’s Board of Directors and majority shareholders approved a corporate name change from JA Energy to UBI Blockchain Internet, LTD. The new CUSIP number for UBI Blockchain Internet, LTD is: 90266C103.

Concurrently, the Board of Directors and majority shareholders approved the change the state of incorporation of the Company from the State of Nevada to the State of Delaware pursuant to a plan of conversion in connection with which the Company adopted a new certificate of incorporation under the laws of the State of Delaware; and the Company increased its the number of authorized shares from 75,000,000 to 200,000,000 shares, consisting of: 130,000,000 authorized shares of Class A Common Stock, $0.001 par value per share; 6,000,000 authorized shares of Class B Common Stock, $0.001 par value per share; and 64,000,000 authorized shares of Class C Capital Stock, $0.001 par value per share.

The Company’s Certificate of Incorporation, in effect, is attached hereto as Exhibit 3.5 and is incorporated herein by reference.

Item 9.01 - Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits:

			Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period Ending	Exhibit	Filing Date
3.5	Certificate of Incorporation, in effect	X				1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

JA Energy Registrant

Date: November 30, 2016	/s/ Barry Hall
Name: Barry Hall CEO/CFO